CONSENT OF QUALIFIED PERSON

September 6, 2011
TO:	United States Securities Exchange Commission
Washington, D.C. 20549

RE: Rockwell Diamonds Inc. (the “Corporation”) Consent under FORM 20-F

I confirm that I have read the disclosure in the Company’s Form on 20F for the 2011 fiscal year, and that these documents fairly and accurately represent the information in the Report that supports the disclosure.

I do hereby consent to the filing with the regulatory authorities.

Submitted this 6th day of September 2011.

Signed

T.R. Marshall
__________________________

T R Marshall (Dr)
Geological Consultant (Pr.Sci.Nat.)